[Letterhead of Auditor]



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

August 13, 2010

Board of Directors
Oregon Mineral Technologies, Inc.
Jacksonville, Oregon

We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated May 18, 2010, relating to the financial statements of Oregon Mineral Technologies, Inc., a Wyoming Corporation, for the period ended December 31, 2009 which appears in such Registration Statement



/s/ Chisholm, Bierwolf, Nilson & Morrill, LLC
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Chisholm, Bierwolf, Nilson & Morrill, LLC